Exhibit 99.1

FirstEnergy Corp.	For Release: November 17, 2010
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Relations Contact:
Ellen Raines	Ron Seeholzer
(330) 384-5808	(330) 384-5415

FIRSTENERGY, CITING LOWER MARKET PRICES, CANCELS
PLANS FOR BIOMASS CONVERSION PROJECT
Employees to be Reassigned to Other FirstEnergy Generation Facilities

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) announced today that it is cancelling plans to repower units 4 and 5 at its R.E. Burger Plant in Shadyside, Ohio, to generate electricity principally with biomass and will permanently shut down the units by December 31, 2010.  Since the Burger biomass repowering project was announced, market prices for electricity have fallen significantly, and expected market prices no longer support a repowered Burger Plant.

“Despite our best efforts, we were unable to overcome the challenges of the difficult economy to cost-effectively repower the Burger Plant to burn biomass,” said Gary R. Leidich, executive vice president and president of FirstEnergy Generation.  “We are disappointed that this groundbreaking project will not be realized, particularly because plant employees worked with such spirit and determination to find a way to keep the units operating.”

The 79 Burger Plant employees – including 62 members of Utility Workers Union of America Local 350 – will either continue at the Burger Plant during the shut-down process or be temporarily reassigned to other FirstEnergy facilities, including the W.H. Sammis Plant in Stratton, Ohio.  As those activities wind down the company will offer impacted employees other job opportunities within the FirstEnergy system.

Burger Plant units 4 and 5 were included as part of a 2005 Consent Decree settlement with the U.S. Environmental Protection Agency (U.S. EPA) and other parties to the company’s New Source Review case involving its W. H. Sammis Plant.  Under the 2005 Consent Decree, FirstEnergy was obligated to repower, scrub or shut down the units as part of an overall compliance plan to reduce system-wide emissions of sulfur-dioxide.  FirstEnergy has notified the U.S. EPA and the plaintiffs in the case of its plans to close the Burger units.

In addition, the company is in the process of working with Shadyside, Belmont County and Shadyside School District officials to help minimize the impacts closing the Burger units could have on the community.

“Throughout this process we deeply appreciated the support we received from Belmont County, the State of Ohio, and the U.S. EPA in our efforts to keep the Burger units operating, and want to make the transition as smooth as possible for the local community,” said Leidich.

As part of the original 2005 Consent Decree, FirstEnergy will complete a $1.8 billion environmental retrofit of its W.H. Sammis Plant in Stratton, Ohio.  This project is designed to reduce sulfur dioxide emissions by 95 percent at the plant and nitrogen oxides emissions by 90 percent at its two largest units.  The Sammis project, among the largest air quality control retrofits in the United States, will be completed by the end of the year.

FirstEnergy is a diversified energy company headquartered in Akron, Ohio.  Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services.  Its seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system, based on 4.5 million customers served within a 36,100-square-mile area of Ohio, Pennsylvania and New Jersey; and its generation subsidiaries control approximately 14,000 megawatts of capacity.

Forward-Looking Statements:  This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania, the impact of the regulatory process on the pending matters in Ohio, Pennsylvania and New Jersey, business and regulatory impacts from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C., economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy's regulated utilities to collect transition and other charges or to recover increased transmission costs, operating and maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission and coal combustion regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other similar potential regulatory initiatives or actions, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, Metropolitan Edison Company's and Pennsylvania Electric Company's transmission service charge filings with the Pennsylvania Public Utility Commission, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's access to financing or its costs or increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on the company's major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, the expected timing and likelihood of completion of the proposed merger with Allegheny Energy, Inc., including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management's time and attention from our ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and the risks and other factors discussed from time to time in its Securities and Exchange Commission filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The Registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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